UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2011

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	0-15502	13-3238402

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

810 Seventh Avenue,
New York, New York
10019

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers

On March 30, 2011, Comverse, Inc. (“Comverse”), a wholly-owned subsidiary of Comverse Technology, Inc. (the “Company”), and Dr. Gabriel Matsliach entered into an Amendment (the “Amendment”) to the Executive Employment and Severance Letter (the “Employment Letter”), dated June 1, 2010, between Comverse and Dr. Matsliach.

Under the terms of the Amendment, Dr. Matsliach, Comverse’s Senior Vice President, BSS Chief Products Officer, will be entitled to retention payments of $160,000 on each of June 3, 2011 and September 2, 2011, unless Dr. Matsliach terminates his employment without good reason or his employment is terminated by Comverse for cause.  The Amendment further provides that, if Dr. Matsliach’s employment were terminated by Comverse without cause prior to September 1, 2012, other than a termination in connection with a change of control on or after October 1, 2011, the amount of certain severance payments that would otherwise be made to him pursuant to the Employment Letter (amounting to 100% of his base salary and target bonus) would be reduced by the amount of the retention payments made on or prior to the date of termination.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The Employment Letter was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2010.

Item 9.01.	Exhibits

(d)           Exhibits

Exhibit	Description
10.1	Amendment to the Executive Employment and Severance Letter, dated March 30, 2011, by and between Comverse, Inc. and Gabriel Matsliach.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: April 1, 2011	By:	/s/ Shefali A. Shah
	Name:	Shefali A. Shah
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Executive Employment and Severance Letter, dated March 30, 2011, by and between Comverse, Inc. and Gabriel Matsliach.

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